UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

September 25, 2012

Date of Report (Date of earliest event reported)

Commission File Number:                       814-00720

 INVENT Ventures, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-5655532
(State or Jurisdiction of	(IRS Employer ID No)
Incorporation or Organization)

3651 Lindell Road, Suite D #146, Las Vegas, NV 89103

(Address of principal executive office) (zip code)

(702) 943-0320

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation

On September 24, 2012, Amendments to our Articles of Incorporation, as amended, filed with the Nevada Secretary of State went effective that change our name from Los Angeles Syndicate of Technology, Inc. to INVENT Ventures, Inc. (“Name Change”) and implement a 3-for-1 forward split of our common stock outstanding (“Forward Stock Split”). On September 19, 2012, the Company received confirmation from FINRA that it approved the Name Change and Forward Stock Split. In connection with the Name Change, the Company has requested of FINRA, and been approved to receive by FINRA, a new trading symbol (“New Symbol Request”). The Company’s new trading symbol will be IDEA and will become effective on October 16, 2012. Until October 16, 2012, the Company’s trading symbol will be LASTD.

Los Angeles Syndicate of Technology, Inc. (“LAST”) had previously received unanimous board consent and majority shareholder approval to move forward with the Name Change, New Symbol Request and the Forward Stock Split. Additional information about the corporate actions and their approvals is available in the Company’s 14-C Definitive Information Statement filed with the SEC on September 9, 2012 and mailed to our shareholders.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

None.

(b)	Pro Forma Financial Statements

None

(c)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following person on behalf of the Registrant and in the capacity thereunto duly authorized, in Santa Monica, California, on the thirteenth day of September 2012.

Los Angeles Syndicate of Technology, Inc.
By:	/s/ Bryce Knight
Bryce Knight, Chief Executive Officer

EXHIBIT INDEX

Exhibits
None.